EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Gannett Co., Inc., which is incorporated by reference in Gannett Co., Inc.'s Annual Report on Form 10-K for the year ended December 27, 1998. We also consent to the incorporation by reference of our report dated February 1, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form10-K. We also consent to the reference to us under the heading "Interest of Named Experts and Counsel" in such Registration Statement.



s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP

Washington, DC
November 3, 1999

                         INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 1999, with respect to the financial statements of Newsquest plc as of January 3, 1999 and for the fifty-three weeks then ended, which report appears in the Form 8-K/A of Gannett Co., Inc. dated October 4, 1999.



s/ Deloitte & Touche
--------------------------------
Deloitte & Touche

London, United Kingdom
November 3, 1999